Exhibit 7.2

     * Confidential treatment requested. Confidential portion has been filed separately with the Securities and Exchange Commission.





	ESCROW AGREEMENT


	This Escrow Agreement (the "Agreement") is entered into as
of                  1995, by and among 3Com Corporation, a
California corporation ("Buyer"), the shareholders of Sonix Communications Limited, a company registered in England under No. 2711561 ("Sonix"), whose names are listed at the end of this Escrow Agreement (collectively, the "Holders"), and the Escrow Agent named herein.

	A. Buyer and Holders have entered into an Acquisition and Exchange Agreement dated as of March 22, 1995, (the "Acquisition Agreement") pursuant to which Buyer will on the date hereof purchase from the Holders, and each of the Holders will sell to the Buyer, all of the shares of Sonix capital stock in exchange for shares of Buyer Common Stock. Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Acquisition Agreement.

	B. Pursuant to the Acquisition Agreement, an aggregate of 1,208,279 shares of Buyer Common Stock are to be issued to the Holders (the "Consideration Stock").

	C. The Acquisition Agreement provides for _____* of the Consideration Stock (the "Escrow Shares") to be placed in an escrow account (the "Escrow Account") to secure contingent obligations to Buyer in respect of certain indemnification rights arising on and other breaches of the Warranties under the Acquisition Agreement on the terms and conditions set forth herein. The Escrow Shares required to be deposited in the Escrow
Account pursuant to this Agreement are shown on Exhibit A attached hereto.

	D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares of each Holder will be deposited, held in, and disbursed from the Escrow
Account.

	NOW, THEREFORE, the parties hereto hereby agree as follows:



1.      Escrow



		(a) Escrow of Shares. The Escrow Shares will be held in escrow by Bank of Boston (the "Escrow Agent"), as collateral for the Holders' said contingent obligations under the Acquisition Agreement until such Escrow Shares are required to be released to the Holders pursuant to the terms of this Agreement.
The Escrow Shares will include "Additional Escrow Shares" as that term is defined in Section 2(b) of this Agreement. The Escrow
Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in escrow subject to the terms and conditions of this Agreement.

		(b) Warranty and Indemnification. The Holders have made the Warranties to Buyer and have agreed under the terms of
Section 11 of the Acquisition Agreement to indemnify and hold harmless Buyer from certain such breaches, subject to the limitations set forth therein. The Holders agree that the Escrow Shares will be held as security, in the manner provided in the Acquisition Agreement and this Agreement, for any damages, costs or expenses ("Damages") arising from any breach of the Warranties and any indemnification rights in relation thereto. Promptly after the receipt by Buyer of notice or discovery of any claim, Damage or legal action or proceeding giving rise to a possible action for breach of Warranty or an indemnification right, Buyer will give the Representation and the Escrow Agent written notice, in accordance with Section 3 hereof, of such claim, Damage, legal action or proceeding (a "Claim"). Notification and conduct of Claims shall be in accordance with the provisions of Schedule 2 of the Acquisition Agreement.

		(c)     Limitation on Liability.
In accordance with the terms of the Acquisition Agreement, the maximum liability of each Holder for any matter set forth in this Agreement shall be such Holder's pro rata share of such liability based on the respective interests of each Holder in the Escrow Shares as set forth next to such Holder's name on Exhibit A, and shall not exceed the forfeiture of the entire number of shares of Buyer Common Stock received by such Holder in the Acquisition that are held in escrow. Payments for Claims shall be deducted from the Escrow
Shares of each Holder in proportion to the number of shares of Buyer Common Stock received by each Holder in the Acquisition as set forth on Exhibit A.

2.      Deposit of Escrow Shares: Release from Escrow.

		(a) Delivery of Escrow Shares. On the date hereof being the Closing of the Acquisition Agreement, the Escrow Shares will be delivered by Buyer to the Escrow Agent in the form of a duly authorised stock certificate issued in the name of the Escrow Agent or its nominee. In the event Buyer issues any Additional Escrow Shares (as defined below) during the continuance of this Agreement, such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered on the Closing Date.

		(b) Dividends Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Code ("Additional
Escrow Shares"), any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed currently to the Holders.
Each Holder will have voting rights with respect to the Escrow
Shares deposited in the Escrow Account with respect to such Holder so long as such Escrow Shares are held in escrow, and Buyer shall take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not consistent with the terms and conditions hereof.

		(c) Distribution to Holders. _________________,* the Escrow Agent shall release from escrow to the Holders their respective Escrow Shares plus all Additional Escrow Shares less with respect to each such Holder (A) such Holder's pro rata portion of any Escrow Shares delivered to Buyer in accordance with Section 3 hereof in satisfaction of Claims by Buyer and (B) such Holder's pro rata portion of any Escrow Shares subject to delivery to Buyer in accordance with Section 3 hereof with respect to any pending but unresolved Claims of Buyer as of the such date. Any Escrow Shares held as result of subclause (B) above shall be released to the Holders or released to Buyer (as appropriate) promptly upon resolution of each specific Claim involved.

		(d) Release of Shares. The Escrow Shares will be held by Escrow Agent until required to be released pursuant to Section
2(c) above. Upon the applicable release condition being met, Escrow Agent will deliver to each Holder the requisite number of Escrow Shares to be released on such date as identified by Buyer and the Representatives to the Escrow Agent in writing, in the form of stock certificate(s) issued in the name of such Holder.
Buyer and Representatives undertake to deliver a notice to Escrow
Agent identifying the number of Escrow Shares to be released
_________.* Escrow Shares shall be released to the respective
Holders in proportion to their respective interests as set forth in Exhibit A. Buyer will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders on the appropriate date as set forth above.
Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect as provided for in the Acquisition Agreement. Cash will be paid in lieu of fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by the Determined Price of Buyer Common
Stock. _______,* Buyer will deposit with Escrow Agent sufficient funds to pay such cash amounts for fractional shares. The
"Determined Price" shall mean $56.99375 per share of Buyer Common
Stock.

		(e) No Encumbrance. Save for the obligations hereunder, no Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Shares by the Escrow Agent.

		(f) Power to Transfer Escrow Shares. Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Buyer will cooperate with Escrow
Agent in promptly issuing stock certificates to effect such transfers.

3.      Resolution of Notice of Claim and Transfer of Escrow
Shares. Any notice of Claim (a "Notice of Claim") received by
Representatives and the Escrow Agent pursuant to Schedule 2 of the Acquisition Agreement will be resolved as follows:

		(a) Uncontested Claims. In the event that the Representatives do not contest the Claim in writing to the Escrow Agent and Buyer or pay the amount demanded within 45 calendar days after such Notice of Claim is deemed delivered pursuant to
Section 13 of the Acquisition Agreement, the Escrow Agent will immediately transfer to Buyer for cancellation that number of Escrow Shares having a value (determined pursuant to Section 3(c) hereof) equal to the amount specified in the Notice of Claim and notify the Representatives of such transfer.

		(b) Contested Claims. In the event that the Representatives give written notice contesting all, or a portion of, a Notice of Claim to Buyer and the Escrow Agent (a "Contested Claim") within the 45-day period provided above, no transfer of Escrow Shares up to the aggregate amount equal to the value of such Claim (determined pursuant to Section 3(c) hereof) shall be made until the amount of the Claim is settled as between the Representatives and Buyer or determined by a court of competent jurisdiction as set out in the Acquisition Agreement, and the Escrow Agent will continue to hold in the Escrow Account such number of the Escrow Shares having a value sufficient to cover such Claim (notwithstanding the expiration of the Release Date) until (i) execution of a settlement agreement by Buyer and the Representatives setting forth a resolution of the Notice of Claim, or (ii) receipt of a copy of the final judgment of a court of competent jurisdiction.

		(c) Determination of Amount of Claims. Any amount owned to Buyer hereunder determined pursuant to Section 3(a) or 3(b) above, will be immediately payable to Buyer out of the Escrow Shares then held by the Escrow Agent at a per share value equal to the Determined Price per share of Buyer Common Stock.

		(d) No Exhaustion of Remedies. Buyer need not exhaust any other remedies that may be available to it but may proceed directly in accordance with the provisions of this Agreement and the Acquisition Agreement. Buyer may institute Claims against the Escrow Shares and in satisfaction thereof may recover Escrow
Shares, in accordance with the terms of this Agreement, without making any other Claims directly against Holders and without rescinding or attempting to rescind the transactions consummated pursuant to the Acquisition Agreement. The assertion of any single Claim hereunder will not bar Buyer from asserting other claims hereunder.

4. Escrow Agent. The provisions of Exhibit B hereof setting forth the provisions concerning the Escrow Agent are hereby expressly incorporated herein and made a part hereof.

5. Holders' Representatives. For purposes of this Agreement the Holders, without any further action on the part of any such holders, shall be deemed to have consented to the
appointment of the following persons:
1.              _____________________
		_____________________
		_____________________*

2.              _____________________
		_____________________
		_____________________
		_____________________
		_____________________*

3.              _____________________
		_____________________
		_____________________
		_____________________
		_____________________*

4.              _____________________
		_____________________
		_____________________
		_____________________
		_____________________*

as the representatives of the Holders (the "Representatives"), as the attorneys-in-fact for and on behalf of each Holder, and the taking by the Representatives of any and all actions and the making of any decisions required or permitted to be taken by them under this Agreement, including, without limitation, the exercise of the power to (i) authorise delivery to Buyer of the Escrow Shares, or any portion thereof in satisfaction of Claims, (ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such Claims,
(iii) resolve any Claims and (iv) take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. Accordingly, the Representatives have unlimited authority and power to act on behalf of each Holder with respect to this Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement. The Holders will be bound by all actions taken by the Representatives in connection with this Agreement and Buyer shall be entitled to rely on any action or decision of the Representatives. In performing their functions hereunder, the Representatives will not be liable to the Holders in the absence of gross negligence or wilful misconduct. All actions and decisions taken by the Representatives on behalf of the Holders under this Agreement shall be by unanimous consent of all of the Representatives.

5. Notices. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing in accordance with the provisions of Section 13.11 of the Acquisition Agreement and notices to the Escrow Agent shall be pursuant to paragraph VI of Exhibit B hereof.

6.      General.

		(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of England and each of the parties admits to the exclusive jurisdiction of the English courts; provided however, English courts shall not be an appropriate jurisdiction for any actions involving only non-U.K.
parties. The Buyer, Holders and Escrow Agent hereby waive any objection which they might at any time have to the courts of England being nominated as the forum to hear and decide any proceedings and to settle disputes and agree not to claim that the courts of England are not a convenient forum.

		(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

		 (c) Entire Agreement. Except as set forth in the Acquisition Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

		(d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

7. Expenses of Representatives. The Representatives shall not be entitled to receive any compensation from Buyer or the Holders in connection with this Agreement. Any fees and expenses incurred by the Representatives in connection with actions taken pursuant to the terms of this Agreement shall be paid by the Holders to the Representatives in proportion to their percentage interests set forth on Exhibit A. Any fees and expenses incurred by the Escrow Agent in connection with actions taken pursuant to the terms of this Agreement shall be paid one-half by the Buyer and the remaining one-half by the Holders in proportion to their percentage interests set forth on Exhibit A.

8.      Limitation of Responsibility: Notices. The Escrow
Agent's duties are limited to those set forth in this Agreement and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent hereunder.

9. Amendment. This Agreement may be amended with the written consent of Buyer, the Escrow Agent and the Representatives.

	IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and shall be effective as to all the Holders when executed by Buyer, the Escrow Agent and Holders holding all of the Escrow Shares.

3COM:                         ESCROW AGENT:

/s/ Mark D. Michael              /s/ Kelly Caldwell
- -------------------           ---------------------
By:  Mark D. Michael            Name:  Kelly Caldwell

Title:  V.P., General Counsel
	  and Secretary


	COUNTERPART SIGNATURE PAGE TO
	ESCROW AGREEMENT

	DATED May 1, 1995

	The foregoing Escrow Agreement is hereby agreed to and accepted.


______________________________*


	COUNTERPART SIGNATURE PAGE TO
	ESCROW AGREEMENT

	DATED May 1, 1995

      The foregoing Escrow Agreement is hereby agreed to and accepted.


______________________________*


	COUNTERPART SIGNATURE PAGE TO
	ESCROW AGREEMENT

	DATED May 1, 1995

      The foregoing Escrow Agreement is hereby agreed to and accepted.


______________________________*


	COUNTERPART SIGNATURE PAGE TO
	ESCROW AGREEMENT

	DATED May 1, 1995

      The foregoing Escrow Agreement is hereby agreed to and accepted.


______________________________*


	COUNTERPART SIGNATURE PAGE TO
	ESCROW AGREEMENT

	DATED May 1, 1995

      The foregoing Escrow Agreement is hereby agreed to and accepted.


______________________________*


	EXHIBIT A


Name of Seller      (a)          (b)        (c)       (d)         (e)
		Sonix Stock    Buyer     Buyer      Buyer      Percentage
		to be sold    Common     Common     Common         of
		at Closing  Stock to be Stock to be Stock to be  Escrow
			      issued    issued to   issued to
				       shareholder  Escrow Agent
- -----------     ------------   --------   -------   ------    ------
___________*     64,884  "B"    130,663   117,597   13,066    10.82
___________*     63,409  "B"    127,692   114,923   12,769    10.57
___________*     31,707  "B"     63,851    57,466    6,385     5.29
___________*     80,000  "B"    161,103   144,993   16,110    13.34
___________*     60,000  "C"    120,827   108,745   12,082    10.00
___________*    195,001  "A"
		105,000  "A"    392,692   353,423   39,269    32.51
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*     12,000  "A"     24,165    21,749    2,416     2.00
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*     12,000  "A"     24,165    21,749    2,416     2.00
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*        500  "A"      1,006       906      100     0.08
___________*        300  "A"        604       544       60     0.05
___________*        200  "A"        402       362       40     0.03
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*        500  "A"      1,006       906      100     0.08
___________*      3,000  "A"      6,041     5,437      604     0.50
___________*      3,000  "A"      6,041     5,437      604     0.50
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*        500  "A"      1,006       906      100     0.08
___________*        300  "A"        604       544       60     0.05
___________*        500  "A"      1,006       906      100     0.08
___________*        500  "A"      1,006       906      100     0.08
___________*      9,000  "A"     18,124    16,312    1,812     1.50
___________*      9,000  "A"     18,124    16,312    1,812     1.50
___________*        500  "A"      1,006       906      100     0.08
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*     12,000  "A"     24,165    21,750    2,415     2.00
___________*        500  "A"      1,006       906      100     0.08
___________*        500  "A"      1,006       906      100     0.08
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*        500  "A"      1,006       906      100     0.08
___________*      3,000  "A"      6,041     5,437      604     0.50
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*        500  "A"      1,006       906      100     0.08
___________*        300  "A"        604       544       60     0.05
___________*        300  "A"        604       544       60     0.05
___________*      3,000  "A"      6,041     5,437      604     0.50
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*        500  "A"      1,006       906      100     0.08
___________*        200  "A"        402       362       40     0.03
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*      4,000  "A"      8,055     7,250      805     0.67
___________*        300  "A"        604       544       60     0.05
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*        300  "A"        604       544       60     0.05
___________*        500  "A"      1,006       906      100     0.08
___________*      3,000  "A"      6,041     5,437      604     0.50
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*      1,500  "A"      3,020     2,718      302     0.25
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*        300  "A"        604       544       60     0.05
___________*      1,000  "A"      2,013     1,812      201     0.17
___________*      3,000  "A"      6,041     5,437      604     0.50
___________*        500  "A"      1,006       906      100     0.08


	EXHIBIT B

	CONCERNING THE ESCROW AGREEMENT


	I. Escrow Agent's Duties and Responsibilities. Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own gross negligence or wilful misconduct. Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement. If in doubt as to its duties and responsibilities hereunder, Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

	II. Indemnification. In consideration of its acceptance of the appointment as Escrow Agent, the other parties hereto, jointly and severally, agree to indemnify and hold Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse Escrow
Agent for all its reasonable costs and expenses, including, among other things, counsel fees and expenses, incurred by reason of any matter as to which an indemnity is payable; provided however, that no indemnity need be paid in the event Escrow Agent is grossly negligent or engages in wilful misconduct. To secure the obligations of the parties other than Escrow Agent under this clause II, Escrow Agent shall have a lien on the funds and property held in escrow.

	III. Escrow Agent Fees and Expenses. The initial fee of the Escrow Agent is $1,500 and the annual fee of Escrow Agent hereunder is $2,000 which fees shall be non-refundable and paid in advance by 3Com Corporation. Said party also agrees to pay on demand Escrow Agent's costs and expenses, including the reasonable fees and expenses of counsel to Escrow Agent, other than costs and expenses reimbursed pursuant to clause II, incurred in connection with its duties hereunder. Escrow Agent shall have a lien or right of set-off on all funds held hereunder to pay all of its costs and expenses under this Escrow Agreement.

	IV. Resignation. Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the other parties hereto at the address set forth herein or at such other address as the parties shall provide, at least 10 business days prior to the date specified for such resignation to take effect; and upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by the parties hereto. If no successor is appointed, Escrow Agent may apply to a court of competent jurisdiction for such appoint.

	V. Inconsistent Claims. In the event that Escrow Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement, and upon doing so, Escrow Agent automatically shall be released from any obligations or liability as a consequence of any such claims or demands.

	VI. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when received at the following addresses:

	To Escrow Agent:        The First National Bank of Boston
				Corporate Trust Division
				150 Royall St., Mail Stop 45-02-15
				Canton, MA 02021
				Attn: Manager, Corporate Trust Administration
				Ref: 3Com/Sonix Escrow

	VII. Miscellaneous. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than The Commonwealth of Massachusetts. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

     * Confidential treatment requested. Confidential portion has been filed separately with the Securities and Exchange Commission.